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                                                                   EXHIBIT 23-C

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in Amendment No. 3 to the registration statement of SBC Communications Inc. on Form S-4 and the related Joint Proxy Statement/Prospectus of Ameritech Corporation and SBC Communications Inc. of our reports dated January 27, 1998, which includes an explanatory paragraph related to the discontinuance of SFAS No. 71, "Accounting for Certain Types of Regulation", effective January 1, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Southern New England Telecommunications Corporation ("SNET") as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997, which reports are included or incorporated by reference in SNET's 1997 Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts".

                                          /s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

October 14, 1998